Exhibit 99.1

FOR IMMEDIATE RELEASE
Laboratory Corporation of America	Investor/Media Contact:
358 South Main Street	Bill Bonello – 336-436-7732
Burlington, NC 27215	Company Information: www.labcorp.com

Telephone: (336) 584-5171

LABCORP IS SCHEDULED TO PRESENT AT THE

27th ANNUAL J.P. MORGAN HEALTHCARE CONFERENCE

Burlington, NC, January 9, 2009 — Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) today announced that David P. King, Chief Executive Officer, is scheduled to speak at the 27th Annual J.P. Morgan Healthcare Conference in San Francisco, CA. LabCorp’s presentation is planned for Wednesday, January 14, 2009 at 10:30 a.m. (Pacific Time).

A live audio webcast of the presentation will be available via the Company Web site at www.labcorp.com and archived for replay.

About LabCorp®

Laboratory Corporation of America® Holdings, a S&P 500 company, is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $4.1 billion in 2007, over 26,000 employees nationwide, and more than 220,000 clients, LabCorp offers clinical assays ranging from routine blood analyses to HIV and genomic testing. LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence: The Center for Molecular Biology and Pathology, National Genetics Institute, Inc., ViroMed Laboratories, Inc., The Center for Esoteric Testing, Litholink Corporation, DIANON Systems, Inc., US LABS, and Esoterix and its Colorado Coagulation, Endocrine Sciences, and Cytometry Associates laboratories. LabCorp conducts clinical trial testing through its Esoterix Clinical Trials Services division. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more about our organization, visit our Web site at: www.labcorp.com.

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2007, and subsequent SEC filings.